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                                                                     EXHIBIT 5.1



                               AKERMAN SENTERFITT
                                ATTORNEYS AT LAW

                     ONE SOUTHEAST THIRD AVENUE, 28TH FLOOR
                           MIAMI, FLORIDA 33131-1714
                   PHONE (305) 374-5600 o FAX (305) 374-5095


                                August 15, 2001




Republic Services, Inc.
110 S.E. 6th Street, 28th Floor
Ft. Lauderdale, FL 33301

         RE:      SENIOR NOTES

Ladies and Gentlemen:

         We have acted as counsel to Republic Services, Inc., a Delaware corporation (the "Company"), in connection with the corporate proceedings taken and to be taken relating to the public offering of up to $450,000,000 in aggregate principal amount of the Company's senior notes (the "Senior Notes"), to be issued from time to time in one or more series pursuant to an indenture (the "Indenture") entered into between the Company and The Bank of New York, as trustee, dated August 15, 2001, as supplemented by the Supplemental Indenture entered into between the Company and The Bank of New York, dated August 15, 2001 (the "Supplemental Indenture"). We have also acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-58058) (the "Initial Registration Statement") relating to $400,000,000 of the Senior Notes and a Registration Statement on Form S-3 (Registration No. 333-67196) (the "462(b) Registration Statement," and together with the Initial Registration Statement, the "Registration Statements") relating to $50,000,000 of the Senior Notes.

         We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Based on the foregoing and upon the representations made to us by the officers and directors of the Company, and having regard to legal considerations which we deem relevant, we are of the opinion that



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August 15, 2001
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the Senior Notes are valid and binding obligations of the Company, except as such obligations (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights, and (b) may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and public policy, including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

         We advise you that we are members of the Bar of the State of Florida and are not members of the Bar of any other state or country. We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws (excluding conflicts of laws principles) of the State of Florida, each as currently in effect. In rendering the foregoing opinion as to whether provision of the Senior Notes are binding obligations of the Company, we have relied, with your permission, upon the opinion of Fried, Frank, Harris, Shriver & Jacobson as to matters involving the application of the laws of New York, which opinion was delivered to us on the date hereof and is attached hereto, and accordingly, our opinion hereunder is qualified to the extent of the qualifications therein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit, updating our opinions previously filed as exhibits to the Initial Registration Statement and the 462(b) Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus and prospectus supplement which comprise a part of the Registration Statements. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.




                                          Very truly yours,





                                          /s/ AKERMAN, SENTERFITT & EIDSON, P.A.